COMMUNICATION FOR BROKER DEALERS AND FINANCIAL ADVISORS
WHO ARE AFFILIATED WITH AMERICAN REALTY CAPITAL HEALTHCARE

TRUST II, INC. SELLING GROUP MEMBERS

American Realty Capital Healthcare Trust II, Inc. Important Update

We are writing to inform you that, through August 20, 2014, American Realty Capital Healthcare Trust II, Inc. (“ARC Healthcare II”) has raised $1.865 billion toward its approximate $2.05 billion (70 million share) public non-traded offering of common stock  (including amounts reallocated from its $350 million (14.7 million share) distribution reinvestment plan).

Given the current pace of fundraising, we expect the offering will close to new investments within the next 30-60 days.

Please call us at 877-373-2522 with any questions on this communication.

Best,

Louisa Quarto
President
Realty Capital Securities

Not For Further Distribution
Please do not forward this electronic communication.

Copyright (C) 2014 Realty Capital Securities, LLC All rights reserved.

Realty Capital Securities, LLC (Member FINRA/SIPC) is the dealer manager for American Realty Capital Healthcare Trust II, Inc. This is neither an offer to sell or a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.

One Beacon Street, 14th Floor, Boston, MA 02108 | T: 877-373-2522.